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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 13, 2002

                 DUCT UTILITY CONSTRUCTION & TECHNOLOGIES, INC.

                (Name of Registrant as specified in its charter)

                            PROCARE INDUSTRIES, LTD.
                           (Former Name of Registrant)




     COLORADO                           000-13066              84-0932231
     ---------                          ----------            ------------
(State or other jurisdiction of      (Commission File         (IRS Employer
incorporation or organization)            No.)               Identification No.)


            10370 Old Placerville Road, Sacramento, California 95827
                                 (916) 838-8833


ITEM 9. REGULATION FD DISCLOSURE.

The Company has entered into an Employment Agreement with Mr. William Delgado to serve as the Chief Executive Officer of the Company. In connection with the hiring of Mr. Delgado, the Company has relocated its executive offices to 10370 Old Placerville Road, Sacramento, California 95827.

The Company is also conducting an offering of up to 6,250,000 shares of its common stock and Series A preferred stock to accredited investors. In connection with its offering of Series A preferred stock, the Company is also offering for sale to accredited investors, its convertible promissory notes, convertible into Series A preferred stock. The securities offered will not be registered under the Securities Act of 1933 or registered or qualified in any state and, accordingly, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities laws. The proceeds raised by the Offering will be utilized by the Company primarily for the mobilization of crews, equipment costs and operating and working capital necessary to commence construction on various contracts held by the Company and general and administrative expenses.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DUCT UTILITY CONSTRUCTION & TECHNOLOGIES, INC..




     /S/ RANDALL DREW
-----------------------------------------
BY: RANDALL DREW, CHAIRMAN, SECRETARY


Dated: March 13, 2002